                                                                    Exhibit 99.2

                            JOINT FILER INFORMATION

Item                                    Information

Name:                                   DB Municipal Holdings LLC

Address:                                60 Wall Street
                                        New York, NY 10005

Date of Event Requiring
Statement (Month/Day/Year):             April 19, 2021

Issuer Name and Ticker or
Trading Symbol:                         Nuveen Municipal High Income Opportunity
                                        Fund [NMZ]

Relationship of Reporting
Person(s) to Issuer:                    10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):                 Not Applicable

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              DB MUNICIPAL HOLDINGS LLC

                                        By: /s/ Svetlana Segal
                                            ----------------------------
                                        Name:  Svetlana Segal
                                        Title:  Managing Director

                                        By: /s/ John Werba
                                            ----------------------------
                                        Name:  John Werba
                                        Title:  Director